EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Centennial Communications Corp. on Form S-8 of our reports dated July 24, 2001, appearing in the Annual Report on Form 10-K of Centennial Communications Corp. for the year ended May 31, 2001.


/s/  Deloitte & Touche LLP


New York, NY
November 21, 2001